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                                                                       EXHIBIT I

                              REDEMPTION AGREEMENT

         This Redemption Agreement dated as of this 19th day of April, 1995 (but effective as of March 31, 1995), by and among SECOND ADVANTAGE MORTGAGE CORPORATION, a Delaware corporation (the "Company"), EMANUEL NADLER, EFRAIM NADLER (collectively, with Emanuel Nadler, the "Nadlers"), GREATER AMERICAN FINANCE GROUP, INC., a Delaware corporation ("GAFC"), ALBERT C. KOCOUREK, JAMES
W. RAKER AND H. FRANKLIN GREEN III (said individuals being hereinafter sometimes collectively called the "Management Investors") and COOPER LIFE SCIENCES, INC., a Delaware corporation ("CLS").

                                  WITNESSETH:

         WHEREAS, Nadlers, GAFC and the Management Investors own all of the issued and outstanding capital stock of the Company;

         WHEREAS, GAFC and the Management Investors desire to sell all of their capital stock in the Company to the Company pursuant to the terms of this Agreement;

         WHEREAS, the Company is willing to redeem all of the capital stock held by GAFC and the Management Investors in the Company pursuant to the terms of this Agreement;

         WHEREAS, to induce the Company to make such redemptions, CLS has agreed to join in this Agreement for the purpose of making certain reimbursements in favor of the Company; and

         WHEREAS, the Nadlers have joined herein to evidence their consent to this Agreement and the transactions contemplated hereby in their capacity as stockholders of the Company.

         NOW, THEREFORE, in consideration of the premises, the terms and provisions hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, it is agreed by them as follows:

          1. REDEMPTION OF MANAGEMENT INVESTORS. At the Closing (as herein defined) the Company shall purchase all of the outstanding capital stock in the Company held by the Management Investors consisting of 425,600 shares of the Class B common stock of the Company for an aggregate purchase price of $353,870 of which $176,930 shall be paid to Albert C. Kocourek and $88,470 shall be paid to each of James W. Raker and H. Franklin Green III. The purchase price shall be paid to the Management Investors, by check or wire transfer, against delivery of certificates representing the aforesaid shares of Class B common stock of the Company, endorsed in blank by the holder or with a separate stock power executed by the holder. Closing shall be on April 17, 1995 at 11:00 a.m. at the offices of Silver, Freedman & Taff, L.L.P., 1100 New York Avenue, N.W., 7th Floor East, Washington, D.C. 20005.



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          2.   REDEMPTION OF GAFC. At the Closing the Company shall purchase all of the outstanding capital stock in the Company held by GAFC consisting of 5,100,000 shares of Class A common stock and 4,900,000 shares of Class B common stock for a purchase price equal to (a) $3,879,490 plus (b) the Contingent Consideration (as
               defined  in  Paragraph  3  below)  less   off-sets   against  the
               Contingent Consideration for any reimbursement claims which have not been satisfied by GAFC or CLS. At Closing the Company shall pay to GAFC, $1,379,490, by check or wire transfer, and discharge and release the account indebtedness of GAFC to Entrust Financial Corporation, a wholly owned subsidiary of the Company ("Entrust") in the amount of $2,500,000 in full satisfaction of its purchase price obligation under subparagraph (a) hereinabove, against delivery of certificates representing the aforesaid shares of Class A and B common stock of the Company, endorsed in blank by GAFC or with a separate stock power executed by GAFC.

          3. CONTINGENT CONSIDERATION. The Contingent Consideration shall consist of the following items as and when received by the Company or Entrust in the form of cash: (a) 50% of the first $763,800 of the Long Island Savings Bank ("LISB") hold back; (b) any additional hold back received from LISB calculated after provision for corporate income taxes thereon multiplied by 50%;
               (c) the amount realized from repurchased loans held by Entrust as of March 31, 1995 and the loan to be repurchased by Entrust from Norwest for $92,000 (provided if such loan is not repurchased by Entrust within 30 days from the date hereof, or is repurchased or the loss is settled without repurchase within 30 days from the date hereof, in either case, for less than $92,000, then 50% of the savings shall be Contingent Consideration payable to GAFC within 45 days from the date hereof) less all costs and expenses incurred by the Company or Entrust with respect to the administration, foreclosure, collection, enforcement or disposition of such loans or the real estate owned resulting therefrom multiplied by 50%; (d) the amount realized from loans subsequently repurchased by the Company or Entrust (excluding the Norwest loan referred to in subparagraph(c) immediately above) relating to loans or servicing rights which were sold by the Company or Entrust prior to March 31, 1995 less all costs and expenses incurred by the Company or Entrust with respect to the administration, foreclosure, collection, enforcement or disposition of such repurchased loans or the real estate owned resulting therefrom multiplied by 50% (provided however, the provisions of this subparagraph(d) shall only apply if GAFC or CLS has satisfied its reimbursement obligations with respect to funding the repurchase of such loans; and (e) if the actual tax liability (including the deferred installment tax liability arising or resulting from the LISB sale) of the Company and/or Entrust relating to the conduct of business from November 1, 1994 through March 31, 1995 including the sale of assets to LISB (the "Actual Tax Liability") is less than $808,768, then 50% of the savings.

          4. GAFC REIMBURSEMENTS. GAFC does hereby agree to reimburse the Company for 50% of the following items upon written demand by the
               Company:

               a.   the  amount  by  which  the  Actual  Tax  Liability  exceeds
                    $808,768;

               b. any and all unrecorded expenses of the Company or Entrust in excess of $25,000 relating to the conduct of business through March 31, 1995 (which amount shall be calculated net

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                    of any tax  benefit  realized  by the  Company or Entrust on account of such expense being deductible by the Company or Entrust for income tax purposes);

               c. the amount to be paid by the Company or Entrust to repurchase loans which are the subject of Paragraph 3(d) hereinabove;

               d. the amount of any indemnification to be paid by the Company or Entrust to LISB arising under or by virtue of the sale by Entrust of substantially all of its assets to LISB but excluding amounts of indemnification deducted from the LISB hold back; and

               e. any liabilities of the Company or Entrust which are (i) not reflected on the balance sheet attached hereto as Exhibit A,
                    (ii) arise from or relate to the conduct of business by the Company or Entrust during the period prior to April 1, 1995 and (iii) are actually paid by the Company or Entrust after the date hereof (but excluding items for which reimbursement is made or to be made by GAFC pursuant to Paragraph 4(b) above or is offset by LISB to reduce the LISB hold back).

         CLS,  in  a  primary  capacity,   does  hereby  agree  to  perform  the
reimbursement obligations of GAFC to the extent that such obligations are not timely performed by GAFC within 5 days after written demand.

          5. INSPECTION OF BOOKS AND RECORDS. GAFC and CLS shall have the right, at their sole costs and expenses, to examine the books and records of the Company and Entrust for the purpose of verifying
               (a) the proper and timely making of payments to GAFC of the Contingent Consideration, and (b) the propriety of amounts reimbursed or to be reimbursed to the Company pursuant to Paragraph 4 above.

          6.   TERMINATION OF AGREEMENTS.  At the Closing, and without any other
               action  to  be  taken  by  the  parties  hereto,   the  following
               agreements shall be terminated:

               (a) that certain Amended and Restated Stock Purchase Agreement dated as of August 31, 1993 between the parties hereto (other than CLS) and Leader Financial Corporation (now known as Entrust); and

               (b) that certain Stockholders' Agreement dated as of August 31, 1993 between the parties hereto (other than CLS).

          7. RELEASE. Except for the rights of GAFC to the Contingent Consideration, GAFC and the Management Investors do hereby forever release and discharge the Company, Entrust and their respective officers and directors from any and all claims, demands and causes of action, known or unknown, that they or any of them have or might have against the Company, Entrust and their respective officers and directors from the beginning of time to the date hereof including, but not limited to, any claim by the Management Investors relating to additional equity rights in the Company.

          8.   REPRESENTATIONS AND WARRANTIES.

               (a) GAFC and CLS hereby jointly represent and warrant that (i) each is a duly organized corporation, validly existing and in good standing under the laws of the State of Delaware

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                    with full  corporate  power and authority to enter into this
                    Agreement and to consummate the transactions contemplated herein and (ii) each has taken all necessary corporate action to approve this Agreement and the transactions contemplated herein and to authorize the person executing this Agreement on its behalf to do so as the act and deed of such corporation.

               (b) The Company represents and warrants that (i) it is a duly organized corporation, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to enter into this Agreement and consummate the transaction contemplated herein, and (ii) it has taken all necessary corporate action to approve this Agreement and the transactions contemplated herein and to authorize the person executing this Agreement on its behalf to do so as its act and deed.

               (c) GAFC represents and warrants that it is the sole title and beneficial owner of 5,100,000 shares of the Class A common stock of the Company and 4,900,000 shares of the Class B common stock of the Company; that it owns such shares free and clear of any liens, charges, security interests, pledges, rights of third parties or other infirmities; and that it has no other interests in the Company or any of its subsidiaries.

               (d) Albert C. Kocourek represents and warrants that he is the sole title and beneficial owner of 212,800 shares of the Class B common stock of the Company; that he owns such shares free and clear of any liens, charges, security interests, pledges, rights of third parties or other infirmities; and that he has no other interests in the Company or any of its subsidiaries.

               (e) James W. Raker represents and warrants that he is the sole title and beneficial owner of 106,400 shares of the Class B common stock of the Company and that he owns such shares free and clear of any liens, charges, security interests, pledges, rights of third parties or other infirmities; and that he has no other interests in the Company or any of its subsidiaries.

               (f) H. Franklin Green III represents and warrants that he is the sole title and beneficial owner of 106,400 shares of the Class B common stock of the Company and that he owns such shares free and clear of any liens, charges, security interests, pledges, rights of third parties or other infirmities; and that he has no other interests in the Company or any of its subsidiaries.

          9. SURVIVAL. The terms and provisions contained in this Agreement shall survive the execution of this document and the Closing of the transactions contemplated hereby.

          10. BINDING EFFECT. This Agreement represents the final contract between the parties relating to the subject matter hereto and may only be amended or modified by a subsequent writing executed by the party or parties whose rights or obligations are altered by such amendment or modification.

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          11.  GOVERNING  LAW. This  Agreement  shall be governed by the laws of the State of Maryland.

         THIS AGREEMENT has been executed by the parties on the day and first year hereinabove written.

                                          SECOND ADVANTAGE MORTGAGE CORPORATION

                                          By: _________________________
                                              Authorized Officer

                                              --------------------------
                                              EMANUEL NADLER

                                              --------------------------
                                              EFRAIM NADLER

                                           GREATER AMERICAN FINANCE GROUP, INC.

                                          By: _________________________
                                              Authorized Officer

                                              --------------------------
                                              ALBERT C. KOCOUREK

                                              --------------------------
                                              JAMES W. RAKER

                                              --------------------------
                                              H. FRANKLIN GREEN III

                                          COOPER LIFE SCIENCES, INC.

                                          By: _________________________
                                              Authorized Officer

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